[LOGO] MERRILL LYNCH
1700 Merrill Lynch Drive
Pennington, NJ 08534

RE:  SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

     You have invited Merrill Lynch, Pierce, Fenner & Smith Incorporated ("we", "us" or "Merrill Lynch") to become a selected dealer to distribute shares of the open-end investment companies ("mutual fund(s)") listed on Schedule A hereto as amended from time to time in accordance with Paragraph 11(d) hereunder
(collectively the "Funds" or, individually, the "Fund") for which you are the principal underwriter (as such term is defined in the Investment Company Act of 1940 (the "1940 Act")) on the following terms and intending to be legally bound:

1.   Fund Share Purchases

     (a) You hereby authorize Merrill Lynch to offer and sell shares of the Funds, and we agree that all purchase orders for Fund shares will be made only to cover purchase orders or other instructions received by us or for our own bona fide investment. We agree to act as principal, or as agent on behalf of our customers, in all transactions in shares of the Funds.

     (b) Our sale of Fund shares to our customers will be subject to minimum investment requirements and at the applicable public offering price described in the prospectus and statement of additional information of such Funds in effect on the date of the sale (the prospectus and statement of additional information as of any such sale date or of any applicable redemption or repurchase date being sometimes referred to together herein as the "then current prospectus") or as otherwise permitted by law; provided, however, that it is understood that we assume no responsibility or liability for the determination of the net asset value per share of a Fund or for any information provided by you to us that we rely on in determining such public offering price.

     (c) We shall not withhold placing orders for Fund shares received from our customers so as to profit ourselves as a result of such withholding (e.g., by a change in the net asset value from that used in determining the public offering price for Fund shares to our customers).

     (d) We understand that all orders are subject to acceptance or rejection by you or the Funds in the sole discretion of either, and that no conditional order will be accepted by the Funds. Purchase orders will be subject to the procedures set forth in Paragraph 4, and such other procedures as may be mutually agreed upon from time to time.

     (e) Payment for Fund shares purchased shall be made on the settlement date specified in your confirmation by New York Clearing House funds through the National Securities Clearing Corporation ("NSCC") Fund/SERV system or, in limited circumstances, through such other means as mutually agreed by you and us. If such payment is not received by you, you reserve the right, without notice, either to promptly cancel the sale, or, at your option, to promptly sell the shares ordered back to such Fund, and in either case, you may hold us responsible for any direct loss suffered by you or by such Fund resulting from our failure to make payment as aforesaid.

2.   Selling Procedures; Sales Materials

     (a) "Sales Materials," as used herein, shall include, without limitation, promotional materials, sales literature, advertisements, press releases, announcements, circulars, research reports, market letters, performance reports or summaries, form letters, posters, signs and other similar materials, whether in print, hypertext, video, audio or other media, and any items derived from the foregoing, and including sales materials intended for wholesale use (i.e., broker/dealer use only) or retail use.

     (b) You agree to supply to us at your expense current copies of each Fund's prospectus (i.e., that contained in an effective registration statement) and any supplements to the prospectus in reasonable quantities upon our request (collectively, "Fulfillment Materials"). You further agree to provide us at your expense copies of any Fund filings with the Securities and Exchange Commission ("SEC") that are legally required to be delivered to Fund shareholders, including all current statements of additional information (including supplements), periodic reports and proxy statements as well as any other printed supplemental material as determined by the SEC, the Fund's board or management to be delivered to shareholders in reasonable quantities upon our request (collectively, "Additional Materials"). We agree to deliver copies of the Fulfillment Materials and/or Additional Materials to our customers in accordance with applicable law and the rules of the SEC. All Fulfillment Materials and Additional Materials shall be provided to us pursuant to the instructions set forth on Appendix 1.

     (c) You agree to notify us in writing (as specified in Paragraph 11(c)) of any change to the then current prospectus or statement of additional information of each Fund, specifying such change, at least thirty (30) calendar days before such change becomes effective, provided that if such 30-day notice is not reasonably practicable, you may provide us with the required notice in the case of changes that would not have a material effect on our rights and obligations under this Agreement within such other period as is reasonable under the circumstances, but in any event not later than concurrently with such change. You further agree that to the extent you fail to provide such notice and we are unable to comply with such changes due to systems or other limitations, you shall indemnify us and hold us harmless against any and all losses, claims, damages, liabilities and expenses (including the reasonable cost of investigation and attorney's fees and expenses incurred by us in any action or proceeding between the parties hereto or between us and any third party) to which we may become subject under the Securities Act of 1933 (the "Securities Act"), the 1940 Act, or otherwise, and the procedures set forth in Paragraph 9(b) hereof shall control. This Paragraph 2(c) shall survive the termination of this Selected Dealer Agreement ("Agreement").

     (d) We shall not make any representation, whether in Sales Materials or otherwise, concerning the Funds or their securities to our customers that is untrue or misleading, or omits a material fact necessary in order to make the representation made, in light of the circumstances in which it was made, not misleading.

     (e) You agree not to distribute any Sales Materials (other than copies of the then current prospectus) to any of our employees or sales offices unless the distribution of such materials has been approved in writing by us in accordance with written procedures (as amended from time to time) provided by us to you. In approving such materials for distribution within our offices or through our sales offices to our customers, we assume no responsibility or liability for the representations or any omissions contained in any Sales Materials nor for representations or any omissions contained in the prospectus or statement of additional information relating to the Fund.

     (f) With respect to Funds offering multiple classes of shares subject to differing sales charges and/or distribution fees, we have established compliance procedures designed to ensure that our customers are aware of the available methods of mutual fund distribution financing and to provide adequate supervision of share class recommendations.

3.   Redemption/Repurchase/Transfer of Fund Shares and Exchanges

     (a) If we purchase shares from our customers for redemption by the Fund or repurchase by you, which we are hereby authorized by you to do, we agree to pay such customers not less than the applicable redemption price (i.e., the currently quoted net asset value minus any applicable sales charges or redemption fees) determined as set forth in the then current prospectus of the Fund or as otherwise permitted by law; provided, however, that it is understood that we assume no responsibility or liability for the determination of the net asset value per share of a Fund or for any information provided by you to us that we rely on in determining such redemption price.

     (b) We will not withhold placing redemption or repurchase orders for Fund shares received from our customers so as to profit ourselves as a result of such withholding (e.g., by a change in the net asset value from that used in determining the public offering price for Fund shares to our customers).

     (c) Redemption and repurchase orders will be subject to the procedures set forth in Paragraph 4, and such other procedures as may be mutually agreed upon from time to time, provided that any order placed by us regarding the redemption or repurchase of Fund shares is subject to timely receipt by you or the Fund's transfer agent of all required documents.

     (d) Where Fund shares are held in the name of our customer directly at the Fund's transfer agent, with us listed as the broker-dealer of record, and our customer requests that such shares be transferred to the name of Merrill Lynch, Pierce, Fenner & Smith Incorporated or an affiliate thereof as nominee, you undertake to provide to us as soon as is practicable, but no more than five (5) business days from your receipt of a transfer request on behalf of our customer, the account history in connection with processing such a transfer request. If the account history is received more than five (5) business days from the date of our transfer request, you acknowledge that you will be deemed to have certified that the transferred assets were transferred free from any applicable holding periods and future liabilities, including, but not limited to, redemption fees or any contingent deferred sales charges, and you agree to indemnify us and hold us harmless against any and all losses, claims, damages, liabilities and expenses (including the reasonable cost of investigation and attorney's fees and expenses incurred by us in any action or proceeding between the parties hereto or between us and any third party) to which we may become subject under the Securities Act, the 1940 Act, or otherwise as a result of your failure to provide such account history on a timely basis, and the procedures set forth in Paragraph 9(b) hereof shall control. This Paragraph 3(d) shall survive the termination of this Agreement.

     (e) Exchanges of shares between Funds or classes of Funds will be effected in the manner and subject to the restrictions and charges described in the then current prospectuses of the relevant Funds or as otherwise permitted by the Funds' Rule 18f-3 Plan or by law. The handling of exchanges will be further subject to such other procedures as may be mutually agreed upon from time to time.

4.   Transaction Processing

     (a) We will date and record the time at which any order is received from our customers. We will make such records available for inspection by (i) any governmental or regulatory agency, as required by law; and (ii) you or the Funds upon reasonable notice and during normal business hours.

     (b) We shall be entitled to receive orders from our customers for the purchase, redemption and/or exchange of shares of the Funds on any day, and, subject to the following, you shall be obligated to receive such orders on any day that the New York Stock Exchange is open for regular business (each a "business day"). With respect to each Fund, only orders that are received by us on a business day prior to the Pricing Time will be processed and transmitted for clearance and settlement at the net asset value of the shares of the Fund subject to any sales charges or other conditions (i.e., the public offering price described in the then current prospectus) on that business day. Any orders received by us after the Pricing Time (including any Saturday, Sunday or holiday) will be processed and transmitted for clearance and settlement at the net asset value of the shares of the Fund subject to any sales charges or other conditions (i.e., the public offering price described in the then current prospectus) on the next business day. The "Pricing Time" shall mean the time on each business day that the net asset value/price of the shares of a Fund is stated to be determined in the then current prospectus of the Fund.

     (c) We represent that our policies and procedures are reasonably designed to ensure compliance with this Paragraph 4.

5.   Net Asset Value Errors

     You shall notify us promptly whenever an error is made in the calculation of any Fund's net asset value per share which requires a correction under a Fund's policies, and indemnify us and hold us harmless against any and all losses, claims, damages, liabilities or expenses (including, but not limited to, any losses suffered by our customers and any additional costs and expenses related to the net asset value correction, such as research costs, expenses related to developing computer software specifically for the correction, processing overtime and notices to customers) to which we may become subject insofar as any such loss, claim, damage, liability or expense arises out of or is based on any such error or alleged error made in the calculating any Fund's net asset value per share. Payment shall be made by you promptly upon receipt of an invoice from us stating the costs of the price correction and the expenses related thereto.

6.   Compensation

     (a) We understand that you will compensate us in connection with purchases made for or by our customers, and then only where (i) an order for the purchase of securities is (A) obtained by a registered representative in the employ of Merrill Lynch & Co., Inc. ("ML & Co.") or a direct or indirect subsidiary or other affiliate thereof, or (B) placed by a customer of ours through our proprietary online, self-directed brokerage service, or other mutual fund platform, through which such customers may or may not pay transaction fees and remitted to you promptly by us; (ii) an investment is made to an account at a Fund's transfer agent where we are listed as the broker-dealer of record; or
(iii) a subsequent investment is made to an account at the Fund's transfer agent where a broker-dealer other than us is listed as the broker-dealer of record and is accompanied by a signed request from the account shareholder that we be listed as the broker-dealer of record.

     (b) We understand that the applicable portion of any sales charge (whether assessed on a front-end or deferred basis) and dealer concession/advance commission payable to us for the sale of each class of shares of each Fund will be in an amount as set forth in the then current prospectus or statement of additional information of the Fund or, in the alternative, as set forth in Schedule B. In the case of any sale of shares of a Fund for which a front-end sales charge is waived because of the size of the purchase, you agree to pay to us the amount as set forth in the then current prospectus or statement of additional information of the Fund or as agreed upon by us in Schedule B; and such amount shall be payable on the date of settlement of any such sale of shares of each Fund; provided, however, that in an event the amount of the fee is subject to incremental changes based upon the dollar amount of the aggregate sales, you shall use your best efforts to pay such amount as soon as possible but in no event later than two (2) weeks after the date of settlement of such sale.

     (c) We understand that in accordance with Paragraph 6(b), shares may be purchased by our customers pursuant to a right of accumulation, a letter of intent (in cases where we are listed as the broker-dealer of record and not the record owner thereof), or other circumstance permitting a reduction or waiver of any applicable sales charge or dealer concession/advance commission; however, if our customer fails to fulfill a letter of intent, you will pay us the amount required to reflect the appropriate concession based on actual purchases made by the customer. We agree to advise you of any available right of accumulation in accordance with applicable procedures.

     (d) Certain of the Funds have made or may in the future make arrangements to make payments (i) in connection with the distribution of Fund shares, and/or
(ii) for the provision of shareholder services or other services to Fund shareholders, including the adoption of a plan ("Plan") pursuant to Rule 12b-1 under the 1940 Act. In connection with the sale of a Fund's shares or servicing of the accounts of our customers where Merrill Lynch is the record owner or listed as the broker-dealer of record, you shall pay us a fee upon the terms and conditions as set forth in the then current prospectus of such Fund or, in the alternative, as set forth in Schedule C hereto. This provision (i) shall remain in effect, with respect to a Fund, only so long as the continuance of the Fund's Plan is approved at least annually in conformity with Rule 12b-1 and (ii) will be terminable, without penalty, at any time with respect to the Fund in connection with a vote of a majority of the disinterested directors (as such term is defined in the 1940 Act) to terminate the Plan or by a vote of the majority of the voting securities (as such term is defined in the 1940 Act) of such Fund upon 60 days written notice to you. With respect to payments under this Paragraph 6(d) that are made pursuant to a Plan, you agree that (i) you, and not us, are obligated to provide quarterly reports to the Fund's board of directors detailing the amounts expended pursuant to a Plan or this provision and the purposes for which such expenditures were made, and (ii) to present the agreement contained in this Paragraph 6(d) to the board of directors of the Fund and subject to your fiduciary duties to each Fund recommend its approval in a timely fashion. This provision will also automatically terminate in the event of assignment (as such term is defined in the 1940 Act) of this Agreement.

     (e) In addition to the fees discussed above and notwithstanding any termination of a Plan as described in Paragraph 6(d), you shall pay or cause to be paid to us a fee as set forth in Attachment B ("Attachment B") of the Marketing Service and Support Agreement dated February 17, 2005 (the "MSSA") in exchange for which we will provide the services listed in the MSSA. You represent and warrant that the fee payable pursuant to Attachment B will be paid in cash from your assets or those of your affiliates and not from the assets of the Funds. You covenant for yourself and your affiliates that no portfolio securities transactions of the Funds, or commissions in connection therewith, shall be directed to Merrill Lynch by the Funds or by you or any of your affiliates in connection with any fees payable pursuant to Attachment B.

     (f) Any obligation to make payments described in Paragraphs (a) through (d) above that is created prior to the termination of this Agreement shall survive the termination of this Agreement. Further, to the extent that paragraph (d) above is terminated for any reason by you, including without limitation, failure of the Plan to be approved annually in accordance with the 1940 Act, you agree to negotiate with us in good faith an appropriate asset-based fee that is reasonable with respect to the services provided by us, and you will use your best efforts to cause each Fund to disclose such payments in its prospectus. Paragraph (e) shall survive termination of this Agreement.

7.   FINRA Membership

     (a) You and we are registered and/or licensed as a broker and/or dealer under the federal and applicable state laws. You and we represent to each other that you and we are each members of the Financial Industry Regulatory Authority, Inc. (the "FINRA").

     (b) Each of us agrees to notify the other immediately if we cease to be registered or licensed as a broker or dealer or fail to be a member in good standing of the FINRA.

     (c) You and we agree to abide by the rules and regulations of the FINRA, including, without limitation, Rule 2830 of the FINRA Conduct Rules.

8.   Compliance with Regulatory Requirements and Merrill Lynch Policy

     You represent, warrant and/or covenant to us the following:

     (a) Each Fund is registered and has filed a registration statement (a "Registration Statement") relating to its shares under the Securities Act on Form N-1A with the SEC. The Registration Statement (including the prospectus and the statement of additional information) conforms in all respects to the requirements of the Securities Act and the 1940 Act and the rules thereunder.

     (b) To the extent required by law, each Fund is registered and its shares are qualified for sale in all states and other jurisdictions in the United States unless we are notified in writing to the contrary. We may rely solely on such representation in offering or selling Fund shares, but you assume no responsibility or obligation as to our right as a broker-dealer to offer or sell Fund shares in any state or jurisdiction.

     (c) The then current prospectus for each of the Funds contains such disclosure with respect to fees paid and charges imposed in connection with the sale of the Fund shares as is necessary to comply with all laws, rules and regulations, including, without limitation, disclosure of all compensation of the type described in Paragraph 6 hereof as required by Rule 2830(l) of the FINRA Conduct Rules, as well as the nature and extent of the fee payable pursuant to Attachment B. Such fees and charges will be in compliance with the rules and regulations of the FINRA, including, without limitation, Rule 2830 of the FINRA Conduct Rules.

     (d) Each investment adviser of each Fund is registered as an investment adviser under the Investment Advisers Act of 1940 and in any state where registration is required, and each of you, each investment adviser, the Funds and each of such persons' respective affiliates will comply with all applicable laws, rules and regulations.

     (e) The Registration Statement and any Sales Materials relating to the Fund provided by you to us do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (f) All Sales Materials submitted to us by you will comply in all material respects with the rules and regulations of the SEC, the FINRA and any states having such rules and regulations, and will be filed with (i) the FINRA or SEC as required by the rules and regulations of the FINRA and the SEC and (ii) the relevant states as required by the laws, rules and regulations of such states.

     (g) Each Fund that has adopted a plan of distribution  under Rule 12b-1 has
(i) implemented policies and procedures required by Rule 12b-1(h)(2) and (ii) uses reasonable criteria in the selection of its broker-dealers that both execute Fund portfolio transactions and promote or sell Fund shares.

     (h) You have reviewed and will adhere to, and cause your affiliates to adhere to, the policies outlined in the Merrill Lynch Cash and Non-Cash Compensation and Reimbursement Policies (the "Policies"), a copy of which you hereby acknowledge receipt of; and you and/or your affiliates have implemented policies and procedures to ensure that your and your affiliates' employees adhere to such Policies.

     (i) The foregoing representations, warranties and covenants will be true and correct at all times during the term of this Agreement (with references to the Registration Statement being deemed to refer to the Registration Statement in effect at the time such reference is made and to the then current prospectus of the Fund).

9.   Indemnification

     (a) You agree to indemnify us (for the purposes of this Paragraph 9, "us" and "we" shall mean Merrill Lynch, the officers, directors and employees of Merrill Lynch, and any person who is or may be deemed to be a controlling person of Merrill Lynch) and hold us harmless against any and all losses, claims, damages, liabilities and expenses (including the reasonable costs of investigation and attorney's fees and expenses as such expenses are incurred by us in any action or proceeding between the parties hereto or between us and any third party) to which we may become subject under the Securities Act, the 1940 Act, or otherwise, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Registration Statement of any Fund (including any prospectus or statement of additional information which is part of any such Registration Statement) or any amendment or supplement thereto or in any Sales Materials relating to a Fund provided to us by you (whether or not we have approved the use of such Sales Materials), arises out of or is based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement will be in addition to any liability which you may otherwise have.

     (b) If we seek indemnity under this Paragraph 9 we shall, promptly after receipt of notice of commencement of any action, suit or proceeding against us, give written notice of the commencement of such action, suit or proceeding to you, but the omission so to notify you shall not relieve you from any such obligation you may otherwise have. In case such notice of any such action shall be so given, you shall be entitled to participate at your own expense in the defense, or, if you so elect, to assume the defense of such action, in which event such defense shall be conducted by counsel (satisfactory to us) chosen by you; provided, however, that you shall not have the right to assume the defense of any action in which the named parties (including any implied parties) include both you and us and in which counsel to either of us has advised that there may be legal defenses available to us which are different from or in addition to those available to you. If you do not elect to assume the defense of such action and in cases where separate counsel is retained because of the availability of different defenses, you will reimburse us for the reasonable fees and expenses of any counsel retained by us. Payment (other than the reimbursement of our legal and other related fees and expenses, which will be payable to us upon your receipt of our bill related thereto) shall be made upon any final determination of liability resulting from such claim or misstatement or omission by a court, panel of arbitrators, administrative agency or self-regulatory organization, or upon any settlement of any dispute, the subject of which involves such a claim. In any action in which you have elected to assume the defense, we shall bear the fees and expenses of any additional counsel we retain, unless either of us has retained separate counsel because there are legal defenses available to one of us which are different from or in addition to those available to the other of us, in which case you shall bear the fees and expenses of our counsel as well.

     (c) This Paragraph 9 shall survive the termination of this Agreement.

10.  Termination

     (a) Either party hereto may terminate this Agreement upon thirty (30) calendar days' prior written notice to the other. Also, this Agreement will terminate automatically upon: (i) termination of our registration with the SEC; or (ii) termination of our membership with FINRA.

     (b) This Agreement is not assignable or transferable and will terminate automatically in the event of its "assignment", as defined in the 1940 Act, and the rules and regulations thereunder. You may, however, transfer any of your duties under this Agreement to any entity that controls or is under common control with you.

11.  Miscellaneous

     (a) You understand and agree that we are not acting as your agent under this Agreement, that we are in no way responsible for the manner of your performance or for any of your acts or omissions in connection herewith, and that nothing shall constitute us and you as a selling syndicate, association, joint venture, partnership, unincorporated business, or other separate entity or otherwise partners with you.

     (b) We recognize that each Fund reserves the right in its discretion, subject to applicable law and reasonable notice to us, to suspend sales or redemptions or to withdraw the offering of shares of the Fund.

     (c) All communication shall be sent to us as provided on Appendix 1 and to you at the address you have provided at the end of this Agreement. Notice shall be deemed to have been given on the date it was either delivered personally to the other party or any officer or member thereof or was either received by express delivery or telecopy (with receipt) by the other party at his or her address specified in this Agreement. Notwithstanding anything to the contrary in this Agreement, either party may change the address to which communications to it shall be sent by giving notice thereof in accordance with this provision.

     (d) No modification, amendment, supplement to, or waiver of this Agreement or any of its provisions or any Schedule hereto shall be binding upon the parties hereto unless made in writing and duly signed by the party against whom enforcement thereof is sought. Notwithstanding the foregoing, Schedule A may be amended, at any time and from time to time, to add mutual funds (as requested or approved by you) or remove mutual funds (with notice to you), which amended Schedule A shall be evidenced solely upon our or our affiliates' books and records. This Agreement shall be binding with respect to shares of mutual funds added to Schedule A upon the first purchase by a customer of ours of any shares of such additional Funds.

     (e) This Agreement, as supplemented by the Fee Based Programs Supplemental Agreement dated December 23, 2008, the Transactions Transparency Supplemental Agreement dated September 1, 2006, and the Marketing Services and Support Agreement dated February 17, 2005 constitutes the entire agreement between the parties with respect to the matters dealt with herein and supersedes any previous or contemporaneous agreements and documents with respect to such matters. Each Schedule and Appendix referenced herein is incorporated by such reference into this Agreement and made a part hereof.

     (f) The failure or delay on the part of either party to enforce at any time any of the provisions of this Agreement, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions of this Agreement.

     (g) The validity of this Agreement, the construction and enforcement of its terms, and interpretation of the rights and duties of the parties shall be governed by the laws of the State of New York without giving effect to provisions relating to conflict of laws.

     (h) If a dispute arises between us and you with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure (the "FINRA Code"). The parties agree that to the extent permitted by the FINRA Code the arbitrator(s) shall be selected from the securities industry.

     (i) In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

     (j) For only those customers of ours where we are the record owner of shares of the Funds, we hereby certify that we have established and maintain an anti-money laundering program that includes written policies, procedures and internal controls reasonably designed to identify our customers and have undertaken appropriate due diligence efforts to "know our customers" in accordance with all applicable anti-money laundering regulations in our jurisdiction including, where applicable, the USA PATRIOT Act of 2001 ("Patriot Act"). We further confirm that we will monitor such customers' activities for suspicious activity in accordance with the requirements of the Patriot Act.

     (k) This Agreement shall become effective as of the later of dates set forth below when executed by each of the parties hereto.

                            MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                            By:  /s/Erin F. Donnelly
                                 -----------------------
                                 Erin F. Donnelly
                                 Managing Director, Mutual Funds
                                 Global Investments and Wealth Management

                            Date:  April 30, 2009



Agreed and accepted:

Firm Name:  AllianceBernstein Investments, Inc.

By:  /s/ Daniel A. Notto
     --------------------
         Daniel A. Notto
         Print Name
         Assistant Secretary
         Title

Address:  1345 Avenue of the Americas, 17th Floor
          New York, NY 10105

Date:  4/23/09

                                   SCHEDULE A
                                   ----------

                                   April 2009

                                                             Share
Symbol   Fund Name                                           Class    CUSIP
------   ---------                                           -----    -----

CABNX    AllianceBernstein Balanced Shares, Inc                A    018525105
CABBX    AllianceBernstein Balanced Shares, Inc                B    018525204
CBACX    AllianceBernstein Balanced Shares, Inc                C    018525402
LTAAX    AllianceBernstein Blended Style Series Inc:           A    01879T888
         AllianceBernstein 2000 Retirement Strategy
LTABX    AllianceBernstein Blended Style Series Inc:           B    01879T870
         AllianceBernstein 2000 Retirement Strategy
LTACX    AllianceBernstein Blended Style Series Inc:           C    01879T862
         AllianceBernstein 2000 Retirement Strategy
LTBAX    AllianceBernstein Blended Style Series Inc:           A    01879T847
         AllianceBernstein 2005 Retirement Strategy
LTCBX    AllianceBernstein Blended Style Series Inc:           B    01879T839
         AllianceBernstein 2005 Retirement Strategy
LTSCX    AllianceBernstein Blended Style Series Inc:           C    01879T821
         AllianceBernstein 2005 Retirement Strategy
LTDAX    AllianceBernstein Blended Style Series Inc:           A    01879T797
         AllianceBernstein 2010 Retirement Strategy
LTDBX    AllianceBernstein Blended Style Series Inc:           B    01879T789
         AllianceBernstein 2010 Retirement Strategy
LTDCX    AllianceBernstein Blended Style Series Inc:           C    01879T771
         AllianceBernstein 2010 Retirement Strategy
LTEAX    AllianceBernstein Blended Style Series Inc:           A    01879T755
         AllianceBernstein 2015 Retirement Strategy
LTGBX    AllianceBernstein Blended Style Series Inc:           B    01879T748
         AllianceBernstein 2015 Retirement Strategy
LTECX    AllianceBernstein Blended Style Series Inc:           C    01879T730
         AllianceBernstein 2015 Retirement Strategy
LTHAX    AllianceBernstein Blended Style Series Inc:           A    01879T714
         AllianceBernstein 2020 Retirement Strategy
LTHBX    AllianceBernstein Blended Style Series Inc:           B    01879T698
         AllianceBernstein 2020 Retirement Strategy
LTHCX    AllianceBernstein Blended Style Series Inc:           C    01879T680
         AllianceBernstein 2020 Retirement Strategy
LTIAX    AllianceBernstein Blended Style Series Inc:           A    01879T664
         AllianceBernstein 2025 Retirement Strategy
LTIBX    AllianceBernstein Blended Style Series Inc:           B    01879T656
         AllianceBernstein 2025 Retirement Strategy
LTICX    AllianceBernstein Blended Style Series Inc:           C    01879T649
         AllianceBernstein 2025 Retirement Strategy
LTJAX    AllianceBernstein Blended Style Series Inc:           A    01879T623
         AllianceBernstein 2030 Retirement Strategy
LTJBX    AllianceBernstein Blended Style Series Inc:           B    01879T615
         AllianceBernstein 2030 Retirement Strategy
LTJCX    AllianceBernstein Blended Style Series Inc:           C    01879T599
         AllianceBernstein 2030 Retirement Strategy
LTKAX    AllianceBernstein Blended Style Series Inc:           A    01879T573
         AllianceBernstein 2035 Retirement Strategy
LTKBX    AllianceBernstein Blended Style Series Inc:           B    01879T565
         AllianceBernstein 2035 Retirement Strategy
LTKCX    AllianceBernstein Blended Style Series Inc:           C    01879T557
         AllianceBernstein 2035 Retirement Strategy
LTLAX    AllianceBernstein Blended Style Series Inc:           A    01879T532
         AllianceBernstein 2040 Retirement Strategy
LTLBX    AllianceBernstein Blended Style Series Inc:           B    01879T524
         AllianceBernstein 2040 Retirement Strategy
LTLCX    AllianceBernstein Blended Style Series Inc:           C    01879T516
         AllianceBernstein 2040 Retirement Strategy
LTPAX    AllianceBernstein Blended Style Series Inc:           A    01879T482
         AllianceBernstein 2045 Retirement Strategy
LTPBX    AllianceBernstein Blended Style Series Inc:           B    01879T474
         AllianceBernstein 2045 Retirement Strategy
LTPCX    AllianceBernstein Blended Style Series Inc:           C    01879T466
         AllianceBernstein 2045 Retirement Strategy
LTQAX    AllianceBernstein Blended Style Series Inc:           A    01880E805
         AllianceBernstein 2050 Retirement Strategy
LTQCX    AllianceBernstein Blended Style Series Inc:           C    01880E870
         AllianceBernstein 2050 Retirement Strategy
LTWAX    AllianceBernstein Blended Style Series Inc:           A    01880E821
         AllianceBernstein 2055 Retirement Strategy
LTWCX    AllianceBernstein Blended Style Series Inc:           C    01880E797
         AllianceBernstein 2055 Retirement Strategy
ABBAX    AllianceBernstein Blended Style Series, Inc: US       A    01879T102
         Large Cap Portfolio
ABBBX    AllianceBernstein Blended Style Series, Inc: US       B    01879T201
         Large Cap Portfolio
ABBCX    AllianceBernstein Blended Style Series, Inc: US       C    01879T300
         Large Cap Portfolio
ABQUX AllianceBernstein Bond Fund, Inc: AllianceBernstein A 018528711 Intermediate Bond Portfolio
ABQBX AllianceBernstein Bond Fund, Inc: AllianceBernstein B 018528695 Intermediate Bond Portfolio
ABQCX AllianceBernstein Bond Fund, Inc: AllianceBernstein C 018528687 Intermediate Bond Portfolio
QUASX AllianceBernstein Cap Fund, Inc: AllianceBernstein A 01877E107 Small Cap Growth Portfolio
QUABX AllianceBernstein Cap Fund, Inc: AllianceBernstein B 01877E206 Small Cap Growth Portfolio
QUACX AllianceBernstein Cap Fund, Inc: AllianceBernstein C 01877E404 Small Cap Growth Portfolio
AGSAX    AllianceBernstein Diversified Yield Fund, Inc         A    01859N109
AGSBX    AllianceBernstein Diversified Yield Fund, Inc         B    01859N208
AGCCX    AllianceBernstein Diversified Yield Fund, Inc         C    01859N307
ADGAX    AllianceBernstein Focused Growth & Income Fund, Inc   A    01879K101
ADGBX    AllianceBernstein Focused Growth & Income Fund, Inc   B    01879K200
ADGCX    AllianceBernstein Focused Growth & Income Fund, Inc   C    01879K309
ANAGX    AllianceBernstein Global Bond Fund, Inc               A    01853W105
ANABX    AllianceBernstein Global Bond Fund, Inc               B    01853W204
ANACX    AllianceBernstein Global Bond Fund, Inc               C    01853W303
AREAX    AllianceBernstein Global Real Estate Investment       A    01877G102
         Fund, Inc
AREBX    AllianceBernstein Global Real Estate Investment       B    01877G201
         Fund, Inc
ARECX    AllianceBernstein Global Real Estate Investment       C    01877G300
         Fund, Inc
ABZAX    AllianceBernstein Global Research Growth Fund, Inc    A    01860G101
ABZBX    AllianceBernstein Global Research Growth Fund, Inc    B    01860G200
ABZCX    AllianceBernstein Global Research Growth Fund, Inc    C    01860G309
ALTFX AllianceBernstein Global Thematic Growth Fund, Inc A 018780106 (formerly Global Technology Fund)
ATEBX AllianceBernstein Global Thematic Growth Fund, Inc B 018780304 (formerly Global Technology Fund)
ATECX AllianceBernstein Global Thematic Growth Fund, Inc C 018780403 (formerly Global Technology Fund)
GCHAX    AllianceBernstein Greater China '97 Fund, Inc         A    018905109
GCHBX    AllianceBernstein Greater China '97 Fund, Inc         B    018905208
GCHCX    AllianceBernstein Greater China '97 Fund, Inc         C    018905307
CABDX    AllianceBernstein Growth & Income Fund, Inc           A    018597104
CBBDX    AllianceBernstein Growth & Income Fund, Inc           B    018597203
CBBCX    AllianceBernstein Growth & Income Fund, Inc           C    018597401
AGDBX    AllianceBernstein High Income Fund, Inc               B    01859M200
AGDCX    AllianceBernstein High Income Fund, Inc               C    01859M309
AWPAX    AllianceBernstein International Growth Fund, Inc      A    01879X103
AWPBX    AllianceBernstein International Growth Fund, Inc      B    01879X202
AWPCX    AllianceBernstein International Growth Fund, Inc      C    01879X301
APGAX    AllianceBernstein Large Cap Growth Fund, Inc          A    01877C101
APGBX    AllianceBernstein Large Cap Growth Fund, Inc          B    01877C200
APGCX    AllianceBernstein Large Cap Growth Fund, Inc          C    01877C309
CHCLX    AllianceBernstein Small/Mid-Cap Growth Fund, Inc      A    018636100
CHCBX    AllianceBernstein Small/Mid-Cap Growth Fund, Inc      B    018636209
CHCCX    AllianceBernstein Small/Mid-Cap Growth Fund, Inc      C    018636308
AAZAX    AllianceBernstein Municipal Income Fund II:           A    01864E797
         AllianceBernstein Arizona Portfolio
AAZBX    AllianceBernstein Municipal Income Fund II:           B    01864E789
         AllianceBernstein Arizona Portfolio
AAZCX    AllianceBernstein Municipal Income Fund II:           C    01864E771
         AllianceBernstein Arizona Portfolio
AFLAX    AllianceBernstein Municipal Income Fund II:           A    01864E102
         AllianceBernstein Florida Portfolio
AFLBX    AllianceBernstein Municipal Income Fund II:           B    01864E201
         AllianceBernstein Florida Portfolio
AFLCX    AllianceBernstein Municipal Income Fund II:           C    01864E300
         AllianceBernstein Florida Portfolio
AMAAX    AllianceBernstein Municipal Income Fund II:           A    01864E763
         AllianceBernstein Massachusetts Portfolio
AMABX    AllianceBernstein Municipal Income Fund II:           B    01864E755
         AllianceBernstein Massachusetts Portfolio
AMACX    AllianceBernstein Municipal Income Fund II:           C    01864E748
         AllianceBernstein Massachusetts Portfolio
AMIAX    AllianceBernstein Municipal Income Fund II:           A    01864E730
         AllianceBernstein Michigan Portfolio
AMIBX    AllianceBernstein Municipal Income Fund II:           B    01864E722
         AllianceBernstein Michigan Portfolio
AMICX    AllianceBernstein Municipal Income Fund II:           C    01864E714
         AllianceBernstein Michigan Portfolio
AMNAX    AllianceBernstein Municipal Income Fund II:           A    01864E409
         AllianceBernstein Minnesota Portfolio
AMNBX    AllianceBernstein Municipal Income Fund II:           B    01864E508
         AllianceBernstein Minnesota Portfolio
AMNCX    AllianceBernstein Municipal Income Fund II:           C    01864E607
         AllianceBernstein Minnesota Portfolio
ANJAX    AllianceBernstein Municipal Income Fund II:           A    01864E805
         AllianceBernstein New Jersey Portfolio
ANJBX    AllianceBernstein Municipal Income Fund II:           B    01864E888
         AllianceBernstein New Jersey Portfolio
ANJCX    AllianceBernstein Municipal Income Fund II:           C    01864E870
         AllianceBernstein New Jersey Portfolio
AOHAX    AllianceBernstein Municipal Income Fund II:           A    01864E862
         AllianceBernstein Ohio Portfolio
AOHBX    AllianceBernstein Municipal Income Fund II:           B    01864E854
         AllianceBernstein Ohio Portfolio
AOHCX    AllianceBernstein Municipal Income Fund II:           C    01864E847
         AllianceBernstein Ohio Portfolio
APAAX    AllianceBernstein Municipal Income Fund II:           A    01864E839
         AllianceBernstein Pennsylvania Portfolio
APABX    AllianceBernstein Municipal Income Fund II:           B    01864E821
         AllianceBernstein Pennsylvania Portfolio
APACX    AllianceBernstein Municipal Income Fund II:           C    01864E813
         AllianceBernstein Pennsylvania Portfolio
AVAAX    AllianceBernstein Municipal Income Fund II:           A    01864E706
         AllianceBernstein Virginia Portfolio
AVABX    AllianceBernstein Municipal Income Fund II:           B    01864E698
         AllianceBernstein Virginia Portfolio
AVACX    AllianceBernstein Municipal Income Fund II:           C    01864E680
         AllianceBernstein Virginia Portfolio
ALCAX    AllianceBernstein Municipal Income Fund, Inc:         A    018642306
         AllianceBernstein California Portfolio
ALCBX    AllianceBernstein Municipal Income Fund, Inc:         B    018642801
         AllianceBernstein California Portfolio
ACACX    AllianceBernstein Municipal Income Fund, Inc:         C    018642850
         AllianceBernstein California Portfolio
ALTHX    AllianceBernstein Municipal Income Fund, Inc:         A    018642108
         AllianceBernstein National Portfolio
ALTBX    AllianceBernstein Municipal Income Fund, Inc:         B    018642702
         AllianceBernstein National Portfolio
ALNCX    AllianceBernstein Municipal Income Fund, Inc:         C    018642835
         AllianceBernstein National Portfolio
ALNYX    AllianceBernstein Municipal Income Fund, Inc:         A    018642207
         AllianceBernstein New York Portfolio
ALNBX    AllianceBernstein Municipal Income Fund, Inc:         B    018642876
         AllianceBernstein New York Portfolio
ANYCX    AllianceBernstein Municipal Income Fund, Inc:         C    018642868
         AllianceBernstein New York Portfolio
ABWAX    AllianceBernstein Portfolios: AllianceBernstein       A    01877F658
         Balanced Wealth Strategy
ABWBX    AllianceBernstein Portfolios: AllianceBernstein       B    01877F641
         Balanced Wealth Strategy
ABWCX    AllianceBernstein Portfolios: AllianceBernstein       C    01877F633
         Balanced Wealth Strategy
AGRFX    AllianceBernstein Portfolios: AllianceBernstein       A    01877F401
         Growth Fund
AGBBX    AllianceBernstein Portfolios: AllianceBernstein       B    01877F500
         Growth Fund
AGRCX    AllianceBernstein Portfolios: AllianceBernstein       C    01877F609
         Growth Fund
AGIAX    AllianceBernstein Portfolios: AllianceBernstein       A    01877F708
         Tax-Managed Balanced Wealth Strategy
AGIBX    AllianceBernstein Portfolios: AllianceBernstein       B    01877F807
         Tax-Managed Balanced Wealth Strategy
AGICX    AllianceBernstein Portfolios: AllianceBernstein       C    01877F880
         Tax-Managed Balanced Wealth Strategy
ATWAX    AllianceBernstein Portfolios: AllianceBernstein       A    01877F567
         Tax-Managed Wealth Appreciation Strategy
ATWBX    AllianceBernstein Portfolios: AllianceBernstein       B    01877F559
         Tax-Managed Wealth Appreciation Strategy
ATWCX    AllianceBernstein Portfolios: AllianceBernstein       C    01877F542
         Tax-Managed Wealth Appreciation Strategy
ACIAX    AllianceBernstein Portfolios: AllianceBernstein       A    01877F872
         Tax-Managed Wealth Preservation Strategy
ACIBX    AllianceBernstein Portfolios: AllianceBernstein       B    01877F864
         Tax-Managed Wealth Preservation Strategy
ACICX    AllianceBernstein Portfolios: AllianceBernstein       C    01877F856
         Tax-Managed Wealth Preservation Strategy
AWAAX    AllianceBernstein Portfolios: AllianceBernstein       A    01877F690
         Wealth Appreciation Strategy
AWABX    AllianceBernstein Portfolios: AllianceBernstein       B    01877F682
         Wealth Appreciation Strategy
AWACX    AllianceBernstein Portfolios: AllianceBernstein       C    01877F674
         Wealth Appreciation Strategy
ABPAX    AllianceBernstein Portfolios: AllianceBernstein       A    01877F617
         Wealth Preservation Strategy
ABPBX    AllianceBernstein Portfolios: AllianceBernstein       B    01877F591
         Wealth Preservation Strategy
ABPCX    AllianceBernstein Portfolios: AllianceBernstein       C    01877F583
         Wealth Preservation Strategy
ABAGX    AllianceBernstein Trust: AllianceBernstein Global     A    018912105
         Value Fund
ABBGX    AllianceBernstein Trust: AllianceBernstein Global     B    018912204
         Value Fund
ABCGX    AllianceBernstein Trust: AllianceBernstein Global     C    018912303
         Value Fund
ABIAX    AllianceBernstein Trust: AllianceBernstein            A    018913103
         International Value Fund
ABIBX    AllianceBernstein Trust: AllianceBernstein            B    018913202
         International Value Fund
ABICX    AllianceBernstein Trust: AllianceBernstein            C    018913301
         International Value Fund
ABASX    AllianceBernstein Trust: AllianceBernstein            A    018914101
         Small/Mid Cap Value Fund
ABBSX    AllianceBernstein Trust: AllianceBernstein            B    018914200
         Small/Mid Cap Value Fund
ABCSX    AllianceBernstein Trust: AllianceBernstein            C    018914309
         Small/Mid Cap Value Fund
ABVAX    AllianceBernstein Trust: AllianceBernstein Value      A    018915108
         Fund
ABVBX    AllianceBernstein Trust: AllianceBernstein Value      B    018915207
         Fund
ABVCX    AllianceBernstein Trust: AllianceBernstein Value      C    018915306
         Fund
AUIAX    AllianceBernstein Utility Income Fund, Inc            A    018791103
AUIBX    AllianceBernstein Utility Income Fund, Inc            B    018791202
AUICX    AllianceBernstein Utility Income Fund, Inc            C    018791301

                                   SCHEDULE B
                                   ----------

o        Terms of the Prospectus/SAI will apply

                                   SCHEDULE C
                                   ----------

o    Terms of the Prospectus/SAI will apply

                                   APPENDIX 1
                                   ----------

Fulfillment and Additional Materials Instructions:

Send Fulfillment Materials to:

         Broadridge Financial Solutions, Inc.
         Attn: Prospectus
         1155 Long Island Avenue
         Edgewood, NY 11717

Send Additional Materials to:

         Broadridge Financial Solutions, Inc.
         Attn: Mutual Funds
         51 Mercedes Way
         Edgewood, NY 11717

All  boxes  containing  the  Fulfillment  and  Additional   Materials  shall  be
conspicuously marked with the CUSIP number(s) that correspond(s) to the materials contained therein.

Upon the effectiveness of any post-effective amendment, you shall provide to Broadridge an electronic file containing the final form of prospectus and SAI for Broadridge's use during the time between the date of effectiveness of any post-effective amendment and Broadridge's receipt of your final printed prospectus and SAI. Electronic files for this purpose shall be delivered via Email to: MutualFundDistribution@broadridge.com.

All communications shall be sent to:

Erin F. Donnelly, Managing Director - Mutual Funds
Merrill Lynch, Pierce, Fenner & Smith Incorporated
1700 Merrill Lynch Drive, 2nd Floor
Pennington, NJ 08534

Phone:  609.274.2791
Fax:  609.274.0838

with a copy of communications to:

William Bridy, President
Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, Florida 32246

Phone:  904.218.5288
Fax:  904.218.5296